UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 20, 2012

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INTEL CORPORATION
(Exact name of registrant as specified in its charter)

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Delaware	000-06217	94-1672743
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Mission College Blvd., Santa Clara, California 95054-1549

(Address of principal executive offices) (Zip Code)

(408) 765-8080

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 20, 2012, Brian M. Krzanich was appointed chief operating officer (COO). Mr. Krzanich, age 51, joined Intel in 1982 and has served as Senior Vice President and General Manager of Manufacturing and Supply Chain since January 2010. In this role he was responsible for all aspects of Intel's factories and manufacturing operations worldwide.  He became a corporate vice president in May 2006 serving as Vice President and General Manager of Assembly and Test, where he was responsible for the implementation of the 0.13-micron logic process technology across Intel's global factory network.  As COO, Mr. Krzanich will continue to oversee manufacturing and will also be responsible for internal information technology and human resources. Mr. Krzanich received a bachelor's degree in chemistry from San Jose State University in 1982.

Also as of January 20, 2012, Andy Bryant will no longer serve as Chief Administrative Officer, a position Mr. Bryant has held since October 2007.  Mr. Bryant will continue to serve as Vice Chairman of the Board.  The press release announcing these changes is attached as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEL CORPORATION (Registrant)
/s/ Cary I. Klafter
Date: January 20, 2012	Cary I. Klafter Corporate Secretary